EXHIBIT 3.1a





                     RESTATED CERTIFICATE OF INCORPORATION

                                      of

                         THE NEIMAN-MARCUS GROUP, INC.


     (originally incorporated as Specialty Store Company, on June 2, 1987)

  THE NEIMAN-MARCUS GROUP, INC., a Delaware corporation organized on June 2, 1987 under the name Specialty Store Company (the "Corporation") does hereby certify that, pursuant to Section 245 of the General Corporation Law of the State of Delaware, the Corporation's Certificate of Incorporation is hereby restated to read in its entirety as follows:

  First: The name of the Corporation is The Neiman-Marcus Group, Inc. (hereinafter the "Corporation").

  Second: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

  Third: The  purpose of the  Corporation is  to engage in  any lawful  act or
activity   for  which  a  corporation  may  be  organized  under  the  General
Corporation Law of the State of Delaware (the "GCL").

  Fourth: The total number of shares of stock which the Corporation shall have authority to issue is 200,000,000 shares, consisting of 150,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 50,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

  The Board of Directors is hereby authorized from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by this Certificate of Incorporation, as amended from time to time; and to determine with respect to each such series the voting powers, if any (which voting powers if granted may be full or limited), designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions relating thereto; including without limiting the generality of the foregoing, the voting rights relating to shares of Preferred Stock of any series (which may be one or more votes per share or a fraction of a vote per share, which may vary over time and which may be applicable generally or only upon the happening and continuance of stated events or conditions), the rate of dividend to which holders of Preferred Stock of any series may be entitled (which may be cumulative or noncumulative), the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution or winding up of the affairs of the

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Corporation, the  rights, if  any, of holders  of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable and the time or times during which a particular price or rate shall be applicable), whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and whether any shares of that series shall be redeemed pursuant to a retirement or sinking fund or otherwise and the terms and conditions of such obligation.

  Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate setting forth a copy of the resolution or resolutions of the Board of Directors, fixing the voting powers, designations, preferences, the relative, participating, optional or other rights, if any, and the qualifications, limitations and restrictions, if any, relating to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized by the Board of Directors to be issued shall be made under seal of the Corporation and signed by and shall be filed and a copy thereof recorded in the manner prescribed by the GCL. The Board of Directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

  Fifth: The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

  Sixth: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

  Seventh:   Except as otherwise fixed pursuant to the provisions of Article

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Fourth  of this  Certificate of  Incorporation relating to  the rights  of the holders of any one or more classes or series of Preferred Stock issued by the Corporation to call an annual or special meeting of stockholders, special meetings of the stockholders of the Corporation may not be called by the stockholders of the Corporation.

  Eighth: Notwithstanding the GCL, any action required to be taken or which may be taken by the holders of the Common Stock must be effected at a duly called annual or special meeting of such holders and may not be taken by any consent in writing by such holders.

  Ninth: The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Initially, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three year-term. At the annual meeting of stockholders beginning in 1988, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

  Notwithstanding the foregoing, whenever pursuant to the provisions of Article Fourth of this Certificate of Incorporation, the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article Ninth unless expressly provided by such terms.

  Tenth: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article Tenth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect

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to  acts or omissions for  or with respect to  any acts  or omissions  of such director  occurring prior  to such repeal or modification.

  Eleventh:    Subject to  Article  Fifth  and  notwithstanding anything  else
contained  in  this   Certificate  of  Incorporation  to   the  contrary,  the
affirmative vote of the holders of at least 66 2/3% percent of the combined voting power of all of the Voting Stock, voting together as a single class, shall be required to alter, amend, rescind or repeal (A) Article Seventh, Article Eighth, Article Ninth or this Article Eleventh or to adopt any provision inconsistent therewith or (B) Section 3 of Article II, Sections 1, 2 and 10 of Article III, Article VIII or Article IX of the By-Laws of the Corporation or to adopt any provision inconsistent therewith.

  "Voting Stock" shall mean the securities of the Corporation which are entitled to vote generally for the election of directors of the Corporation.

  IN WITNESS WHEREOF, this Restated Certificate of Incorporation, having been approved by the Board of Directors of the Corporation in accordance with the provisions of Section 245 of the Delaware General Corporation Law, only restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as heretofore amended or supplemented with no discrepancy between those provisions and this Restated Certificate of Incorporation and has been duly executed in its corporate name this 20th day of January, 1998.


                                                THE NEIMAN MARCUS GROUP, INC.


                                                  By: /s/ Richard A. Smith

                                                         Richard A. Smith
                                                     Chairman of the Board and
                                                      Chief Executive Officer




   ATTEST:


     By: /s/ Eric P. Geller
                      Eric P. Geller
                          Secretary




   (Corporate Seal)

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